                                  EXHIBIT 99.(B)
                  PROGRESS CAPITAL HOLDINGS AND SUBSIDIARIES
                       CONSOLIDATING STATEMENT OF INCOME
                     For the year ended December 31, 1995
                                      (In millions)


                                                                Advanced    Mid-                                Progress
                                   Progress Progress Progress  Separation Continent Progress  Electric           Capital
                                    Capital  Credit   Energy  TechnologiesLife Ins.Reinsurance  Fuels           Holdings
                                   Holdings   Corp.    Corp.      Inc.     Company  Co., Ltd.   Corp.    Elim.   Consol.
                                    -------  -------  -------  ----------  -------  ---------  -------  -------  -------

REVENUES:
  Electric utility                     $0.0     $0.0     $0.0        $0.0     $0.0       $0.0     $0.0     $0.0     $0.0
  Diversified                          25.6     50.0      0.7        21.5    107.3        0.0    840.1    (25.9) 1,019.3
                                    -------  -------  -------  ----------  -------  ---------  -------  -------  -------
                                       25.6     50.0      0.7        21.5    107.3        0.0    840.1    (25.9) 1,019.3
EXPENSES:                           -------  -------  -------  ----------  -------  ---------  -------  -------  -------
  Electric utility:                                                                                                  0.0
    Fuel used in generation             0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0      0.0
    Purchased power                     0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0      0.0
    Deferred fuel                       0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0      0.0
    Other operation                     0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0      0.0
                                    -------  -------  -------  ----------  -------  ---------  -------  -------  -------
    Operation                           0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0      0.0
    Maintenance                         0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0      0.0
    Depreciation                        0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0      0.0
    Taxes other than income taxes       0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0      0.0
                                    -------  -------  -------  ----------  -------  ---------  -------  -------  -------
                                        0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0      0.0
                                    -------  -------  -------  ----------  -------  ---------  -------  -------  -------
  Diversified:
    Cost of sales                       0.0     17.7      0.0        15.4     81.7        0.0    757.6      0.0    872.4
    Other                               0.5     17.6      3.2         2.6     16.0        0.0     30.1      0.0     70.0
                                    -------  -------  -------  ----------  -------  ---------  -------  -------  -------
                                        0.5     35.3      3.2        18.0     97.7        0.0    787.7      0.0    942.4
                                    -------  -------  -------  ----------  -------  ---------  -------  -------  -------
INCOME FROM OPERATIONS                 25.1     14.7     (2.5)        3.5      9.6        0.0     52.4    (25.9)    76.9
                                    -------  -------  -------  ----------  -------  ---------  -------  -------  -------
INTEREST EXPENSE AND OTHER:
  Interest expense                     35.3     22.5      0.1         0.0      0.0        0.0     14.4    (33.8)    38.5
  Allowance for funds used
   during construction                  0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0      0.0
  Preferred dividend requirements
   of Florida Power                     0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0      0.0
  Other expense (income), net         (33.0)     2.1      0.0        (0.1)     0.0        0.0     (0.7)    33.9      2.2
                                    -------  -------  -------  ----------  -------  ---------  -------  -------  -------
                                        2.3     24.6      0.1        (0.1)     0.0        0.0     13.7      0.1     40.7
                                    -------  -------  -------  ----------  -------  ---------  -------  -------  -------
INCOME BEFORE INCOME TAXES             22.8     (9.9)    (2.6)        3.6      9.6        0.0     38.7    (26.0)    36.2
  Income taxes                         (1.0)    (4.9)    (1.0)        1.4      3.2        0.0     14.7      0.0     12.4
                                    -------  -------  -------  ----------  -------  ---------  -------  -------  -------

NET INCOME                            $23.8    ($5.0)   ($1.6)       $2.2     $6.4       $0.0    $24.0   ($26.0)   $23.8
                                    =======  =======  =======  ==========  =======   ========= =======  =======  =======

                                   EXHIBIT 99.(B)
                   PROGRESS CAPITAL HOLDINGS AND SUBSIDIARIES
                            CONSOLIDATING BALANCE SHEET
                      For the year ended December 31, 1995
                                  (In millions)



                                                                Advanced     Mid-    Progress
                                   Progress Progress Progress  Separation  Continent Progress  Electric           Capital
                                    Capital  Credit   Energy  Technologies Life Ins. Reinsurance Fuels            Holdings
                                   Holdings   Corp.    Corp.      Inc.      Company   Co., Ltd.  Corp.    Elim.   Consol.
ASSETS                              -------  -------  -------   ----------  -------  ---------  ------- -------    -------

PROPERTY, PLANT AND EQUIPMENT:
Electric utility plant in service
    and held for future use            $0.0     $0.0     $0.0        $0.0     $0.0       $0.0     $0.0     $0.0      $0.0
  Less: Accumulated depreciation        0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0       0.0
        Accumulated decommissioning
          for nuclear plant             0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0       0.0
        Accumulated dismantlement
          for fossil plants             0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0       0.0
                                    -------  -------  -------   ---------- -------  ---------  -------  -------    -------
                                        0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0       0.0
  Construction work in progress         0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0       0.0

  Nuclear fuel, net of amortization     0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0       0.0
                                    -------  -------  -------   ---------- -------  ---------   -------  -------    -------
        Net electric utility plant      0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0       0.0

  Other property, net of depr.          0.0    148.3      0.1         1.3      3.3        0.0    274.0      0.0      427.0
                                    -------  -------  -------   ---------- -------  ---------  -------  -------    -------
                                        0.0    148.3      0.1         1.3      3.3        0.0    274.0      0.0      427.0

CURRENT ASSETS:
  Cash and equivalents                  0.0      0.4      0.0         0.0      0.9        0.6      3.4      0.0        5.3
  Accounts receivable, net              0.0      2.1      0.0        10.6      3.6        0.0     91.2      0.0      107.5
  Intercompany receivables            240.6      0.0      0.0         0.1      9.0        0.0     26.3   (251.2)      24.8
  Current portion of leases & loans     0.0     42.3      0.0         0.0      0.0        0.0      0.7      0.0       43.0
  Inventories, primarily at
   average cost:
    Fuel                                0.0      0.0      0.0         0.0      0.0        0.0     22.2      0.0       22.2
    Utility materials and supplies      0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0        0.0
    Diversified materials               0.0      2.2      0.0         0.7      0.0        0.0    110.3      0.0      113.2
  Underrecovery of fuel cost            0.0      0.0      0.0         0.0      0.0        0.0      0.0      0.0        0.0
  Other                                 2.0      3.7      1.0         0.1      0.0        0.1      7.6     (6.4)       8.1
                                    -------  -------  -------   ---------- -------  ---------  -------   -------   -------
                                      242.6     50.7      1.0        11.5     13.5        0.7   261.7    (257.6)     324.1
                                    -------  -------  -------   ---------- -------  ---------  -------   -------   -------
OTHER ASSETS:
  Investments:
    Leases & loans receivable, net      0.0    309.3      0.0         0.0     15.7        0.0    15.8       0.0      340.8
    Marketable securities               0.0      0.0      0.0         0.0    188.2        0.0     0.0       0.0      188.2
    Joint ventures and partnerships     0.0     39.9      7.4         0.0      0.0        0.0    24.8       0.0       72.1
    Invest in consol affiliates       619.1      0.0      0.0         0.0      0.0        0.0     0.0    (619.1)       0.0
    Nuclear plt decommissioning fnd     0.0      0.0      0.0         0.0      0.0        0.0     0.0       0.0        0.0
  Def ins policy acquisition costs      0.0      0.0      0.0         0.0    106.4        0.0     0.0       0.0      106.4
  Other                                 0.0      9.4      0.0         0.2     30.8        0.0    23.1       0.0       63.5
                                    -------  -------  -------   ---------- -------  ---------  -------   -------   -------
                                      619.1    358.6      7.4         0.2    341.1        0.0     63.7   (619.1)     771.0
                                    -------  -------  -------   ---------- -------  ---------  -------   -------   -------
                                     $861.7   $557.6     $8.5       $13.0   $357.9       $0.7   $599.4  ($876.7)  $1,522.1
                                    =======  =======  =======   ==========  =======  =========  =======  =======   =======

                                 EXHIBIT 99.(B)
                  PROGRESS CAPITAL HOLDINGS AND SUBSIDIARIES
                           CONSOLIDATING BALANCE SHEET
                     For the year ended December 31, 1995
                                      (In millions)



                                                                Advanced    Mid-                                Progress
                                   Progress Progress Progress  Separation Continent Progress  Electric           Capital
                                    Capital  Credit   Energy  TechnologiesLife Ins.Reinsurance Fuels             Holdings
                                   Holdings   Corp.    Corp.      Inc.     Company  Co., Ltd.  Corp.    Elim.     Consol.
CAPITAL AND LIABILITIES             -------  -------  -------   ---------- -------   --------- ------- -------    -------

COMMON STOCK EQUITY:
  Common stock                       $160.1   $111.3     $7.4       $10.1     $6.2      $2.8    $83.2  ($221.0)   $160.1
  Retained earnings                   146.3    (50.5)    (2.4)       (2.5)    78.4      (3.2)   101.8   (121.6)    146.3
  Unrealized loss on securities
    available for sale                  2.1      0.0      0.0         0.0      2.1       0.0     0.0      (2.1)      2.1
                                    -------  -------  -------   ---------- -------   --------- -------  -------  -------
                                      308.5     60.8      5.0         7.6     86.7      (0.4)  185.0    (344.7)    308.5
CUMULATIVE PREFERRED STOCK OF
 FLORIDA POWER:
    Without sinking funds               0.0      0.0      0.0         0.0      0.0       0.0     0.0       0.0       0.0
    With sinking funds                  0.0      0.0      0.0         0.0      0.0       0.0     0.0       0.0       0.0

LONG-TERM DEBT                        375.6     22.9      0.0         0.0      0.0       0.0     7.6       0.0     406.1
                                    -------  -------  -------   ---------- -------   --------- -------  ------- ---------
TOTAL CAPITAL                         684.1     83.7      5.0         7.6     86.7      (0.4)   192.6   (344.7)    714.6
                                    -------  -------  -------   ---------- -------   --------- -------  ------- ---------
CURRENT LIABILITIES:
  Accounts payable                      0.0      2.9      0.0         3.8      0.0        0.0    71.8      0.0      78.5
  Intercompany payables                28.2    256.2      3.2         0.1      0.0       0.0    257.7   (527.1)     18.3
  Customers' deposits                   0.0      0.0      0.0         0.0      0.0        0.0     0.0      0.0       0.0
  Income taxes payable                  0.0     12.6      0.0         0.4      1.6        0.0     0.0     (6.4)      8.2
  Accrued interest                      9.0      0.7      0.0         0.0      0.0        0.0     0.7      0.0      10.4
  Other                                 0.3      6.5      0.3         0.9     13.2        0.0    18.9      0.0      40.1
                                    -------  -------  -------   ---------- -------   --------- -------  ------- ---------
                                       37.5    278.9      3.5         5.2     14.8        0.0   349.1   (533.5)    155.5
  Notes payable                         0.0      0.0      0.0         0.0      0.0        0.0     0.0      0.0       0.0
  Current portion of long-term debt   140.0     10.2      0.0         0.0      0.0        0.0     3.1      0.0     153.3
                                    -------  -------  -------   ---------- -------   --------- -------  ------- ---------
                                      177.5    289.1      3.5         5.2     14.8        0.0   352.2   (533.5)    308.8
                                    -------  -------  -------   ---------- -------   --------- -------  ------- ---------
DEFERRED CREDITS AND OTHER LIABIL:
  Deferred income taxes                (1.7)   182.3      0.0         0.0     (9.6)       0.0    47.2      0.0     218.2
  Unamortized investment tax credit     0.0      0.0      0.0         0.0      0.0        0.0     0.6      0.0       0.6
  Insurance policy benefit reserves     0.0      0.0      0.0         0.0    265.0        0.0     0.0      0.0     265.0
  Other postretirement benefit
    reserves                            0.0      0.3      0.0         0.2      1.0        0.0     1.1      0.0       2.6
  Other                                 1.8      2.2      0.0         0.0      0.0        1.1     5.7      1.5      12.3
                                    -------  -------  -------   ---------- -------   --------- -------  ------- -------
                                        0.1    184.8      0.0         0.2    256.4        1.1    54.6      1.5     498.7
                                    -------  -------  -------   ---------- -------   --------- -------  ------- -------
                                     $861.7   $557.6     $8.5       $13.0   $357.9       $0.7  $599.4  ($876.7) $1,522.1
                                    =======  =======  =======   ========== =======   =========  ======= =======  =======

                                 EXHIBIT 99.(B)
                  PROGRESS CAPITAL HOLDINGS AND SUBSIDIARIES
                 CONSOLIDATING STATEMENT OF RETAINED EARNINGS
                     For the year ended December 31, 1995
                                      (In millions)



                                                                   Advanced     Mid-                                 Progress
                                      Progress Progress Progress  Separation Continent Progress  Electric            Capital
                                       Capital  Credit   Energy  Technologies LifeIns.Reinsurance Fuels             Holdings
                                      Holdings   Corp.    Corp.      Inc.     Company  Co., Ltd.  Corp.    Elim.    Consol.
                                       -------  -------  -------   ---------- -------   --------- -------  -------  --------

BALANCE AT BEGINNING OF YEAR             131.6    (42.3)    (0.8)       (4.7)   74.5       (3.2)    84.8    (108.3)    131.6

  Net Income (loss)                       23.8     (5.0)    (1.6)        2.2     6.4        0.0     24.0    ($26.0)     23.8

  Cash dividends                         (12.7)    (3.2)     0.0         0.0    (2.5)       0.0     (7.0)     12.7     (12.7)

  Reclass - FM Industries Inc. pooling     3.6      0.0      0.0         0.0     0.0        0.0      0.0       0.0       3.6
                                       -------  -------  -------   ---------- -------   ---------  -------  -------    -------
BALANCE AT END OF YEAR                  $146.3   ($50.5)   ($2.4)      ($2.5)  $78.4      ($3.2)  $101.8   ($121.6)   $146.3
                                       =======  =======  =======   ==========  =======  ========== =======  =======   =======